Exhibit 4.1

:Directors נהלים: מ Signature תימ ה ח day of This שנ ת ב יום ב Received תק בלו נ Given under the Common Seal of the Company ערך ונחתם בחותמת החברה נ ספר העברה מ תקנות ההתאגדות של החברה ו Association of the Company Date ולמה במלואה בהתאם לתזכי ר ש אריך ת subject to the Memorandum and Articles of עד בכלל בחברה הנ"ל ושתמורת ן ו ,fully paid up in the above named Company ד מספר ע inclusive, to Posted to מסומנות ממספ ר ה שלח ל נ each, numbered from of NIS קל חדש כל אח ת ש נו ת ב Nos SHARES Distinctive ניו ת מ י ם ר ספ מ is the Registered Holder of וא הבעל הרשום של ה NO. of Shares ספר המניו ת מ of מ That Address THIS IS TO CERTIFY זאת לעדות י כ ען מ Name ם ש divided into .. - חולק ל מ Authorized Capital: N.I.S קל חד ש ש הון הרשום ה SHARE CERTIFICATE SHARE CERTIFICATE עודת מני ה ת 520041146 ENLIGHT RENEWABLE ENERGY LTD עודת מני ה ת SHARES ניו ת מ מ " אנלייט אנרגיה מתחדשת בע